                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

================================================================================


                     FIRST SUPPLEMENTAL AGREEMENT OF TRUST

                                 by and among


           California Infrastructure and Economic Development Bank,
                                as Originator,

                           Bankers Trust (Delaware),
                             as Delaware Trustee,


                                      and


                   Bankers Trust Company of California, N.A.
                            as Certificate Trustee


                         Dated as of December 8, 1997


          (Supplemental to the Amended and Restated Declaration and
                              Agreement of Trust
                         dated as of December 8, 1997)


================================================================================

                               TABLE OF CONTENTS

                                                                            Page

                                  ARTICLE XII

                       INITIAL ISSUANCE OF CERTIFICATES

Section 12.01.  Definitions................................................   2
Section 12.02.  Authorization of Certificates, Classes A-1 through A-8.....   2
Section 12.03.  Terms of Certificates Subject to Trust Agreement...........   3
Section 12.04.  Execution in Counterparts..................................   3

                     First Supplemental Agreement of Trust
           (Supplemental to the Amended and Restated Declaration and
               Agreement of Trust dated as of December 8, 1997)
                          Authorizing the Issuance of
                 $2,901,000,000 Aggregate Principal Amount of
             Rate Reduction Certificates, Classes A-1 through A-8

                 --------------------------------------------


          The First Supplemental Agreement of Trust, dated as of December 8, 1997 (the "First Supplemental Trust Agreement"), is by and among Bankers Trust (Delaware), as Delaware Trustee, Bankers Trust Company of California, N.A., as Certificate Trustee, and the California Infrastructure and Economic Development Bank, as Originator;

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Delaware Trustee and the Originator entered into a Declaration and Agreement of Trust, dated as of November 7, 1997 (the "Declaration and Agreement of Trust"), creating the California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1, a not-for-profit business trust organized under the laws of the State of Delaware (the "Trust"); and

          WHEREAS, pursuant to Section 1(c) of the Declaration and Agreement of Trust, the Delaware Trustee, the Originator and the Certificate Trustee entered into an Amended and Restated Declaration and Agreement of Trust, dated as of December 8, 1997 (the "Trust Agreement") in order to provide for the operation of the Trust and the issuance of rate reduction certificates (the "Certificates"); and

          WHEREAS, pursuant to Section 8.01 of the Trust Agreement, the Originator may, and the Certificate Trustee and the Delaware Trustee shall, at any time from time to time enter into one or more agreements supplemental to the Trust Agreement to provide for the issuance of the Certificates of any Class or Series; and

          WHEREAS, in order to finance the purchase of the Notes, consisting of Classes A-1 through A-8 from the Note Issuer, the Trust shall issue, pursuant to this First Supplemental Trust Agreement, Rate Reduction Certificates consisting of Classes A-1 through A-8; and

          WHEREAS, the Originator desires to establish the terms and conditions for the issuance of such Certificates;

          NOW THEREFORE, in consideration of the mutual agreements contained herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE XII

                       INITIAL ISSUANCE OF CERTIFICATES

        Section 12.01.  Definitions.  The terms defined in this Section shall,
                        -----------
for all purposes of this First Supplemental Trust Agreement and of any certificate, opinion or other document herein mentioned, have the meanings herein specified, to be equally applicable to both the singular and plural forms of any of the terms herein defined. Terms defined in Section 1.01 of the Trust Agreement not otherwise defined herein shall have the meanings specified therein.

        "First Supplement" means the First Supplemental Agreement of Trust dated as of December 8, 1997.

        "Interest Rate" shall have the meaning assigned in Section 12.02 hereof.

        "Minimum Denomination" means $1,000, and integral multiples thereof.

        "Payment Dates" means March 25, June 25, September 25 and December 26 of each year or, if such date is not a Business Day, the immediately succeeding Business Day, commencing on March 25, 1998.

        Section 12.02.  Authorization of Certificates, Classes A-1 through A-8.
                        ------------------------------------------------------
The issuance by the Trust of the Certificates consisting of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates and the Class A-8 Certificates is hereby authorized, each such Class to be in an aggregate amount equal to the corresponding Class of Notes as set forth in the Note Purchase Agreement. Each such Class of Certificates shall be denominated as "California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 Class [_] Rate Reduction Certificates" (the "Fixed Rate Certificates") and shall be substantially in the form as provided in Section 3.01 and Exhibit A to the Trust Agreement.

        For each Class of Certificates authorized to be issued hereby, there is hereby created, pursuant to Section 4.01 of the Trust Agreement, an individual account denominated as "Class [_] Certificate Account" (each, a "Certificate Account"). Deposits into and distributions from each Certificate Account shall be made as provided in Article IV of the Trust Agreement.

        Set forth below for each class of Certificates are the Scheduled Final Distribution Date and the Termination Date as well as the Interest Rate payable with respect to each such Class of Certificates:

             Initial
            Principal       Scheduled Final                            Interest
 Class       Amount        Distribution Date       Termination Date      Rate
 -----       ------        -----------------       ----------------      ----
  A-1     $125,000,000     September 25, 1998     September 25, 2000     5.94%
  A-2      265,000,000        June 25, 1999          June 25, 2001       6.01
  A-3      280,000,000        June 25, 2000          June 25, 2002       6.15
  A-4      300,000,000        June 25, 2001          June 25, 2003       6.16
  A-5      290,000,000        June 25, 2002          June 25, 2004       6.25
  A-6      375,000,000     September 25, 2003     September 25, 2005     6.32
  A-7      866,000,000     September 25, 2006     September 25, 2008     6.42
  A-8      400,000,000      December 26, 2007      December 26, 2009     6.48

        Section 12.03. Terms of Certificates Subject to Trust Agreement. Except
                        ------------------------------------------------
as expressly provided in this First Supplemental Trust Agreement, every term and condition contained in the Trust Agreement shall apply to this First Supplemental Trust Agreement and to the Certificates with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this First Supplemental Trust Agreement.

        This First Supplemental Trust Agreement and all the terms and provisions contained herein shall form part of the Trust Agreement and shall have the same force and effect as if set forth in the Trust Agreement. The Trust Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended hereby.

        Section 12.04.  Execution in Counterparts.  This First Supplemental
                        --------------------------
Trust Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the Originator, the Delaware Trustee and the Certificate Trustee have caused this First Supplemental Trust Agreement to be duly executed by duly authorized officers, all as of the day and year first above written.


                                       CALIFORNIA INFRASTRUCTURE AND
                                       ECONOMIC DEVELOPMENT BANK,
                                       as Originator


                                       By:
                                          --------------------------------
                                            Name:
                                            Title:


                                       BANKER TRUST (DELAWARE),
                                       as Delaware Trustee


                                       By:     /s/ James H. Stallkamp
                                          --------------------------------
                                            Name:  James H. Stallkamp
                                            Title: President


                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A.
                                       as Certificate Trustee


                                       By:
                                          --------------------------------
                                            Name:
                                            Title:

        IN WITNESS WHEREOF, the Originator, the Delaware Trustee and the Certificate Trustee have caused this First Supplemental Trust Agreement to be duly executed by duly authorized officers, all as of the day and year first above written.


                                       CALIFORNIA INFRASTRUCTURE AND
                                       ECONOMIC DEVELOPMENT BANK,
                                       as Originator


                                       By:    /s/ Christopher S. Holben
                                          --------------------------------
                                            Name:  Christopher S. Holben
                                            Title: Chair


                                       BANKER TRUST (DELAWARE),
                                       as Delaware Trustee


                                       By:
                                          --------------------------------
                                            Name:
                                            Title:


                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A.
                                       as Certificate Trustee


                                       By:     /s/ Linda A. Rakolta
                                          --------------------------------
                                            Name:  Linda A. Rakolta
                                            Title: Vice President


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